Exhibit 10.3

STANDARD FORM OF

SCIENTIFIC LEARNING CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

SCIENTIFIC LEARNING CORPORATION

1999 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (collectively, the “Award”) and in consideration of your past services, Scientific Learning Corporation (the “Company”) has awarded you a Restricted Stock Unit Award under its 1999 Equity Incentive Plan (the “Plan”) for the number of Company common stock share equivalents subject to the Award as indicated in the Grant Notice. Defined terms not explicitly defined in this Restricted Stock Unit Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.          Vesting. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.           Number of Share Equivalents. The number of common stock share equivalents subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in Section 10 of the Plan.

3.           Payment. Your Award shall be settled by the delivery of shares of Company common stock.

4.          Dividend Equivalents. Dividend equivalents shall be credited in respect of Company common stock share equivalents covered by your Award. Such dividend equivalents shall be converted into additional common stock share equivalents covered by your Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of share equivalents covered by your Award then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend. Any additional share equivalents covered by your Award credited by reason of such dividend equivalents shall be subject to all the terms and conditions of this underlying Restricted Stock Unit Award Agreement to which they relate.

5.           Securities Law Compliance. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Company common stock upon the payment of your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6.          Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or on the part of the

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Company to continue your employment. In addition, nothing in your Award shall obligate the Company, its stockholders, board of directors, officers or employees to continue any relationship that you might have as a Director.

7.	Withholding Obligations.

(a)         At the time your Award is vested, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state or local tax withholding obligations of the Company, if any, which arise in connection with your Award.

(b)         Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for any shares pursuant to the vesting of your Award.

8.          Tax Consequences. Restricted Stock Unit Awards are deferred compensation and subject to the design limitations and requirements of Code Section 409A. If the limitations and requirements of Code Section 409A are violated, deferred amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have occurred had the deferred compensation been included in gross income in the taxable year in which it was first deferred.

9.            Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

10.	Miscellaneous.

(a)         The rights and obligations of the Company under your Award shall be transferable to any one or more person or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)        You agree upon request to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purpose of your Award.

(c)         You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain advice of counsel prior to executing and accepting your Award and fully understand all of the provisions of your Award.

11.        Governing Plan Document. Your Award is subject to all of the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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STANDARD FORM OF

SCIENTIFIC LEARNING CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Notice of Grant of Restricted Stock Unit	Scientific Learning Corporation
and Restricted Stock Unit Award Agreement	ID: 94-3234458
300 Frank H. Ogawa Plaza
Suite 600
Oakland, CA 94612-2040

Name	Award Number:
Address	Plan: 1999

City, State, Country, Zip Code

Effective XXXX200X, you have been granted a restricted stock unit award for X common share equivalents of Scientific Learning Corporation (the Company). These restricted stock units will vest according to the schedule below. Consideration for this award is past services.

Share Equivalents	Full Vest

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s 1999 Equity Incentive Plan, as amended, which has been made available to you, and the Restricted Stock Unit Award Agreement, which is attached.

_________________________________ Scientific Learning Corporation	_________________________________ Date

_________________________________ <Name>	_________________________________ Date

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